Auriga Laboratories Reports Third Quarter 2007 Financial Results

LOS ANGELES -- Auriga Laboratories, Inc. (OTCBB: ARGA), a specialty pharmaceutical company building the first nationwide, commission-only pharmaceutical sales force, reported its financial results for the third quarter ended September 30, 2007.

-	Business highlights
o	Launched Xyralid™ LP Lotion
o	Launched Xyralid™ Cream
o	Restructured sales force alignment from one to six teams
o	Launched on-line training program for new sales reps
o	Grew sales force by 99 covered territories to 327 out of 2200
o	Restructured management team to facilitate achievement of 2008 company objectives
o	Terminated hair growth product license to focus on core competencies
-	Financial highlights
o	Gross prescription demand (a) totaled $1.6 million for the quarter ended September 30, 2007, compared to $1.2 million for the quarter ended September 30, 2006.
o	Gross prescription demand totaled $6.1 million for the nine months ended September 30, 2007, compared to $2.5 million for the nine months ended September 30, 2006.
o	Net revenue totaled $0.3 million for the quarter and $12.0 million year-to-date
o	Gross profit was a negative ($0.8) million for the quarter and $7.8 million year-to-date
o	Net loss totaled ($8.1) million for the quarter and ($10.3) million year-to-date
o	EPS was a loss of ($0.18) for the quarter and ($0.24) year-to-date.
o	Cash and cash equivalents were $1.5 million at September 30, 2007
o	Increased return reserves from $1.1 million to $3.4 million primarily due to FDA actions relating to DESI products
o	Focused on balance sheet improvements
-	The Company provides revenue and EPS guidance for the remainder of 2007 and 2008
o	Full-year 2007 net revenue is expected to be approximately $12.5 million, an increase of approximately 100% over 2006
o	Gross revenue guidance for full-year 2007 reduced to $25 million
o	2008 net revenue is expected to be in the range of $21 to $24 million
o	2008 gross prescription demand is expected to exceed net revenue by up to 10%
o	2008 diluted EPS is expected to be approximately $0.01
o	Company expects 50% territory coverage under new 2200 territory alignment
o	Emphasis on acquisition and development of ANDA and 505(b)(2) FDA approved products
o	To achieve corporate objectives and alleviate working capital concerns, the Company plans to raise $7 to $10 million over the next 12 months
o	Company delays OTC Zinx™ launch plan until Fall 2008

Financial Results:

The Company generated third quarter net revenue of $0.3 million, compared to $1.8 million in the same period a year earlier, a decrease of $1.5 million. The decrease was primarily due to a charge to the product returns reserve of $4.9 million, in-part due to a $1.3 million one-time charge relating to certain products affected by the FDA’s recent federal register notices regarding timed-release guaifenesin and hydrocodone, and also the difference between gross prescription demand(a) and gross revenues less sales discounts.

A reconciliation of gross revenue to net revenue is included below:

Gross revenue	$6,112,731
Less: sales discounts	($ 833,007)
Subtotal	$5,279,724
Gross prescription demand (a)	$1,630,095
Returns reserve (b)	($3,649,629)
One time reserve for recent FDA DESI actions (c)	($1,296,376)
Total charge to returns reserve	($4,946,005)
Net revenue	$333,719

Third quarter gross profit (loss) of ($783,000) decreased by $2.0 million as compared to the $1.2 million reported for the same period in 2006. The decrease is primarily related to the aforementioned returns reserve charge of $4.9 million. Operating expenses of $7.0 million increased by $2.5 million as compared to the $4.5 million reported for the quarter ended September 30, 2006. The greatest increase to operating expenses was related to a $1.4 million increase to sales, marketing, and trade expenses, of which $0.2 million is due to increased sales representative commission expense, $0.4 million due to an increase in corporate personnel, $0.2 million for sales force training costs, $0.2 million for the company’s national sales meeting; and $0.2 million of restructuring charges. The net loss for the 2007 third quarter was ($8.1) million, or ($0.18) per share, compared to a net loss of ($3.5) million, or ($0.10) per share in the same period in 2006. The 2007 net loss includes $1.5 million of non-cash share-based compensation costs under SFAS 123(R) and $0.3 million of depreciation and amortization expenses. The third quarter of fiscal 2006 results included $2.4 million of non-cash share-based compensation costs under SFAS 123(R) and $65,000 of depreciation and amortization costs.

The Company generated third quarter 2007 gross revenue, a non-GAAP measure, of $6.1 million, compared to $1.9 million in the same period a year earlier, an increase of 219%. First month introductory gross sales of Xyralid™ LP and Cream Kit was $1.8 million and $1.1 million, respectively. As of September 30, 2007 approximately $1.3 million of various product sales were on backorder primarily related to our 4th quarter launch of Zytopic and Coraz.  Gross prescription demand for the three months ended September 30, 2007 were $1.6 million, as compared to $1.2 million for the three months ended September 30, 2006.

For the nine months ended September 30, 2007, net revenues increased by 126% to $12.0 million from $5.3 million for the nine months ended September 30, 2006. Gross profit increased to $7.8 million and 65% as a percentage of sales for the nine months ended September 30, 2007 representing an increase of $4.4 million and 2% percentage points as compared to the $3.4 million and 63% as a percentage of sales reported during the year-earlier period. This improvement is primarily related to a favorable shift in the 2007 product mix toward developed products without royalties as well as reduced royalties on both Extendryl and Levall in accordance with their license agreements.

Operating Expenses increased by $4.7 million to $16.0 million for the nine months ended September 30, 2007 as compared to $11.3 million reported for the same period in 2006. The increase of $4.7 million is primarily related to a $2.1 million increase in general & administrative expenses, primarily due to increased personnel; a $1.6 million increase in sales, marketing, and trade expense, of which $0.5 million is due to increased sales representative commission expense, $0.7 million is due to increased samples and sample distribution costs; and a $0.9 million increase in research & development expenses, primarily driven by a $0.6 million increase in non-cash stock based compensation expense; and $0.2 million of restructuring charges. Auriga had a net loss for the nine months ended September 30, 2007 of ($10.3) million, or ($0.24) per share compared to a loss of ($10.3) million or ($0.30) loss per share in the first nine months of 2006.

For the nine months ended September 30, 2007, the Company generated gross revenue, a non-GAAP measure, of $22.2 million compared to $5.7 million for the nine months ended September 30, 2006, an increase of 292%.  Gross prescription demand for the nine months ended September 30, 2007 were $6.1 million, as compared to $2.5 million for the nine months ended September 30, 2006.

As of September 30, 2007, the Company had $1.5 million in cash and no term debt, representing an increase of $1.2 million in cash and a $2.2 million reduction in term debt as compared to the end of fiscal 2006. The Company also increased Shareholder’s equity from $3.6 million at the end of fiscal 2006 to $4.4 million at the end of the third quarter of 2007.

Footnotes:

(a)	As reported by Wolters Kluwer, a third party provider of prescription data. Wolters Kluwer projected gross prescription demand is calculated based on estimated retail sales value.

(b)
The Company reserves the greater of (i) 17% of gross revenues or (ii) the difference between gross sales, less sales discounts, and dollarized TRxs (“filled prescriptions”) according to Wolters Kluwer Health data.

(c)
On May 25, 2007, FDA announced its intention to take enforcement action against companies that market drug products, which have not received formal FDA approval, in a timed-release dosage form that contain guaifenesin. In a May 29, 2007 Federal Register notice, the agency stated that the enforcement policy applies to any drug product in a timed-released form that contains guiaifenesin. See 72 Fed. Reg 29517.

Conference Call:

The Company will hold a conference call today at 4:30 p.m. EST. Analysts, investors and other interested participants should call (800) 289-0494 within the United States or (913) 312-0377 internationally. All callers should use passcode 6664159 to gain access to the conference call. Please plan to dial-in at least 10 minutes prior to the designated start time, so management may begin promptly.

The playback of the conference will be available on the investor page of the Company's web site at www.aurigalabs.com for 30 days.

About Auriga Laboratories™

Auriga Laboratories is a specialty pharmaceutical company building an industry changing commission-based sales model targeting over 2000 filled territories by 2009. The company's high-growth business model combines driving revenues through a variable cost commission-based sales structure, acquisition and development of FDA approved products, all of which are designed to enhance its growing direct relationships with physicians nationwide. Auriga's current product portfolio includes 27 marketed products and 6 products in development covering various therapeutic categories. For more information, visit: www.aurigalabs.com.

Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to the company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to its operations, results of operations, growth strategy and liquidity. The company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company's expectations include, but are not limited to, competition in our markets, the regulatory status and/or regulatory compliance of some of our products, our dependence on third parties, and other factors that are disclosed under the heading "Risk Factors" and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission, including its Form 10-KSB filed on March 30, 2007. Statements regarding the company's ability to increase its sales force and the success of such sales force in selling its products in light of competitive and other factors, the regulatory status and/or regulatory compliance of its products, the development of additional products, its ability to sustain market acceptance for its products, its dependence on collaborators, the company's exposure to product liability claims, and the company's prices, future revenues and income and cash flows and other statements that are not historical facts contain predictions, estimates and other forward-looking statements. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved and these statements will prove to be accurate. Important factors could cause actual results to differ materially from those included in the forward-looking statements.

Non-GAAP Financial Measures

Gross revenue is considered a non-GAAP financial measure as defined by SEC Regulation G. A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. A reconciliation of this measure to the most directly comparable GAAP measure is included in this press release.

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

ASSETS	SEPTEMBER 30, 2007	DECEMBER 31,
	(unaudited)	2006
CURRENT ASSETS
Cash and cash equivalents	$1,452,673	$259,580
Accounts receivable, net	2,265,187	969,962
Inventory, net	1,665,722	426,417
Prepaid expenses	1,385,851	756,378
Total Current Assets	6,769,433	2,412,337

PROPERTY AND EQUIPMENT, net	371,613	326,792

OTHER ASSETS
Intangibles, net	7,435,580	7,768,476
Restricted cash	--	75,560
Deposits	51,324	16,775
Total Other Assets	7,486,904	7,860,811

TOTAL ASSETS	$14,627,950	$10,599,940

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$4,365,329	$1,742,441
Accrued expenses	4,276,156	1,263,718
Bank notes payable	--	62,272
Royalties payable	298,152	326,308
Product licenses payable	1,300,000	800,000
Related-party convertible note	--	632,000
Senior secured promissory notes (net of loan discounts of $0 and $1,006,396 as of September 30, 2007 and December 31, 2006, respectively)	--	1,462,354
Deposit on stock subscriptions	--	--
Other liabilities	16,073	--
Total Current Liabilities	10,255,710	6,289,093

LONG-TERM DEBT
Product licenses payable	--	750,000
Total Long-Term Debt	--	750,000

Total Liabilities	10,255,710	7,039,093

STOCKHOLDERS' EQUITY
Preferred stock: $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding	--	--
Common stock: $0.001 par value, 250,000,000 shares authorized; 50,534,862 and 41,139,390 shares issued and outstanding as of September 30, 2007 and December 31, 2006, respectively	50,534	41,139
Additional paid-in capital	29,456,390	18,382,385
Accumulated deficit	(25,134,684)	(14,862,677)
Total Stockholders' Equity	4,372,240	3,560,847

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$14,627,950	$10,599,940

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED	THREE MONTHS ENDED
	SEPTEMBER 30, 2007 (unaudited)	SEPTEMBER 30, 2006 (unaudited)
NET REVENUES
Products	$333,719	$1,791,342
Total Net Revenues	333,719	1,791,342

COST OF GOODS SOLD
Materials and supplies	692,909	297,948
Royalties	213,284	206,707
Distribution	211,246	70,945
Total Cost of Goods Sold	1,117,439	575,600

GROSS PROFIT	(783,720)	1,215,742

OPERATING EXPENSES
Sales, marketing and trade expenses (includes non-cash equity instrument related expenses of $0 and $161,444 for the three months ended September 30, 2007 and 2006, respectively)	2,305,957	927,513
General and administrative expenses (includes non-cash equity instrument related expenses of $0 and $2,201,278 for the three months ended September 30, 2007 and 2006, respectively.)	3,897,795	3,132,089
Research and development expenses	608,571	397,291
Restructuring charges	206,552	--
Total Operating Expenses	7,018,875	4,456,893

LOSS FROM OPERATIONS	(7,802,595)	(3,241,151)

OTHER INCOME(EXPENSES)
Interest expense	(22,042)	(236,272)
Non-cash financing expense	--	--
Other income(expenses)	(235,755)	(45,570)
Total Other Income(Expenses)	(257,797)	(281,842)

LOSS BEFORE TAXES	(8,060,392)	(3,522,993)

INCOME TAXES	--	--

NET LOSS	$(8,060,392)	$(3,522,993)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.18)	$(0.10)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	45,077,982	36,645,531

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	NINE MONTHS ENDED	NINE MONTHS ENDED
	SEPTEMBER 30, 2007 (unaudited)	SEPTEMBER 30, 2006 (unaudited)
NET REVENUES
Products	$12,006,349	$5,317,638
Total Net Revenues	12,006,349	5,317,638

COST OF GOODS SOLD
Materials and supplies	2,241,711	782,412
Royalties	1,297,643	901,371
Distribution	694,548	257,615
Total Cost of Goods Sold	4,233,902	1,941,398

GROSS PROFIT	7,772,448	3,376,240

OPERATING EXPENSES
Sales, marketing and trade expenses (includes non-cash equity instrument related expenses of $364,017 and $161,444 for the nine months ended September 30, 2007 and 2006, respectively)	5,686,031	4,098,551
General and administrative expenses (includes non-cash equity instrument related expenses of $1,904,659 and $3,414,849 for the nine months ended September 30, 2007 and 2006, respectively.)	8,455,305	6,367,035
Research and development expenses (includes non-cash equity instrument related expenses of $515,896 and $0 for the nine months ended September 30, 2007 and 2006, respectively)	1,643,625	818,375
Restructuring charges	206,552	--
Total Operating Expenses	15,991,513	11,283,961

LOSS FROM OPERATIONS	(8,219,065)	(7,907,721)

OTHER INCOME(EXPENSES)
Interest expense	(1,144,174)	(340,544)
Non-cash financing expense	--	(1,986,592)
Other income(expenses)	(908,969)	(75,160)
Total Other Income(Expenses)	(2,053,143)	(2,402,296)

LOSS BEFORE TAXES	(10,272,209)	(10,310,017)

INCOME TAXES	--	--

NET LOSS	$(10,272,209)	$(10,340,017)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.24)	$(0.30)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	43,612,343	34,755,448

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	NINE MONTHS ENDED	NINE MONTHS ENDED
	SEPTEMBER 30, 2007 (unaudited)	SEPTEMBER 30, 2006 (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,272,209)	$(10,340,017)
Adjustments to reconcile net loss to net cash flows:
Provided by (used) by operating activities:
Depreciation	509,030	111,117
Non-cash expenses for equity instruments issued for compensation and services	4,264,252	5,562,885
Amortization of notes payable discounts and finders' fees	1,096,253	259,071
Sales returns and allowances	3,280,517	-
Bad debt expense	364,891	364
Changes in assets and liabilities:
Restricted cash	75,560	(50,697)
Receivables	(1,595,694)	687,642
Inventory	(1,140,398)	458,765
Prepaid expenses	(548,583)	(63,620)
Deposits	(34,549)	(16,775)
Accounts payable	3,862,043	973,104
Accrued expenses	126,963	611,357
Royalties payable	(28,156)	(307,058)
Net cash used by operating activities:	(40,080)	(2,113,862)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(160,954)	(225,059)
Payment of product licenses payable	(250,000)	(1,500,000)
Net cash used by investing activities:	(410,954)	(1,725,059)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from stock sales	-	2,178,686
Net proceeds from exercise of stock options	23,124	-
Proceeds from stock subscriptions receivable	4,284,025	600,127
Proceeds from bank notes payable	800,000	386,039
Payments of bank notes payable	(862,272)	(1,071,418)
Proceeds from deposits on stock subscriptions	-	-
Proceeds from senior secured promissory notes	-	2,000,000
Proceeds from convertible secured notes payable	-	400,000
Payments of convertible secured notes payable	(132,000)	-
Purchase of treasury stock		(22,500)
Payments on related party loans	(2,468,750)	(150,000)
Net cash provided by financing activities:	1,644,127	4,320,934

Net increase in cash	1,193,093	482,013

Cash, beginning of period	259,580	12,639

Cash, end of period	$1,452,673	$494,652